U. S. Securities and Exchange Commission
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  May 31, 2008
                (Date of Report: Date of earliest event reported)


                              4TH GRADE FILMS, INC.
                           ------------------------
       (Name of Small Business Issuer as specified in its charter)

            UTAH                     000-52825              20-8980078
            ----                     ---------              ----------
(State or other jurisdiction    Commission File No.   (Employer I.D. No.)
      of organization)

                         1338 South Foothill Drive, #163
                            Salt Lake City, UT 84108
                                -----------------
                     (Address of Principal Executive Office)

         Issuer's Telephone Number, including Area Code: (801) 649-3519

                                       NA

          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

     Item 3.02. Unregistered Sales of Equity Securities

     On May 31, 2008, 4th Grade Films, Inc., ("4th Grade"), a Utah corporation, completed an offering of 1,300,000 shares of its common stock in a private offering under Regulation D at $0.04 per share, for an aggregate of $52,000. A total of 1,300,000 common shares were sold to 44 "accredited investors." We believe that the offer and sale of these securities will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions. In connection with the sale of these securities, the Company relied on each of the Subscribers' written representations that he, she or they were an "accredited investor" as defined in Rule 501(a) of the Securities and Exchange Commission. In addition, neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.

     Item 8.01 Other Events

     On May 12, 2008, the Board of Directors unanimously resolved that Hangman Productions, Inc., (the "Parent") or ("Hangman"), a Utah corporation, will sell its ownership interest in all 745,000 shares of common stock of Hangman's wholly-owned subsidiary, 4th Grade. Hangman desired to sell its ownership interest in 4th Grade to raise the necessary funding it requires for its present and planned operations and to avoid becoming an inadvertent "investment company" under the Investment Act of 1940, by having such ownership resulting in Hangman having more than 40% of its assets in investment securities, not including cash resources, by reason of the fact that 4th Grade's Board of Directors had determined that 4th Grade would offer and sell to "accredited investors" 1,300,000 shares of its common stock at an offering price of $0.04 per share for gross proceeds of $52,000. The sale of Hangman's interest in 4th Grade was conditioned upon the completion of this offering by 4th Grade.

     On May 31, 2008, 4th Grade completed an offering of 1,300,000 shares, see above Item 3.02. The Board of Directors of Hangman believed, in its good faith, that the sale of Hangman's 4th Grade common stock at the same price was fair and reasonable and in the best interests of Hangman and its stockholders. On June 1, 2008, Hangman sold its entire interest in 4th Grade, 745,000 common shares of stock, at $0.04 per share for an aggregate price of $29,800, to Michael Doolin, the father of James Doolin, the President and a director of both Hangman and 4th Grade. Hangman's total investment in the shares of common stock of 4th Grade was approximately $5,100.

     Effective June 1, 2008, 4th Grade is no longer a subsidiary of Hangman.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                           4TH GRADE FILMS, INC.


                                           By: /S/ JAMES DOOLIN
Date: 06/04/08                             James Doolin, Chief Executive Officer






                                       2